Sub-Item 77Q1: Exhibits

(d)	Copies of all constituent instruments defining the rights
of the holders of any new class of securities and of any amendments to constituent instruments referred to in answer to sub-item 77I

The Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest for Elkhorn ETF Trust (the "Trust") was previously filed with the Securities and Exchange Commission ("SEC") as exhibit 28(A)(2) to the Post-Effective Amendment to the Trust's Registration Statement on Form N-1A ("Registration Statement"), filed with the SEC on September 6, 2016 (SEC Accession No. 0001398344-16-018084) and incorporated herein by reference.

(e)	Copies of any new or amended registrant investment advisory
contracts

Form of Investment Management Agreement between Elkhorn Cayman Fund 1, a wholly-owned subsidiary organized under the laws of the Cayman Islands, which acts as an investment vehicle for the Elkhorn Fundamental Commodity Strategy ETF (the "Fund"), and Elkhorn Investments, LLC (the "Adviser") was previously filed with the Securities and Exchange Commission ("SEC") as exhibit 28(D)(2) to the Post-Effective Amendment to the Trust's Registration Statement on Form N-1A ("Registration Statement") filed with the SEC on September 6, 2016 (SEC Accession No. 0001398344-16-018084) and incorporated herein by reference.

Form of Investment Management Agreement between Elkhorn Cayman Fund 2, a wholly-owned subsidiary organized under the laws of the Cayman Islands, which acts as an investment vehicle for the Elkhorn Commodity Rotation Strategy ETF (the "Fund"), and Elkhorn Investments, LLC (the "Adviser") was previously filed with the Securities and Exchange Commission ("SEC") as exhibit 28(D)(2) to the Post-Effective Amendment to the Trust's Registration Statement on Form N-1A ("Registration Statement") filed with the SEC on September 9, 2016 (SEC Accession No. 0001398344-16-018309) and incorporated herein by reference.

On June 7, 2016 Elkhorn ETF Trust (the "Trust") amended and restated Schedule A of its Investment Management Agreement, dated April 7, 2015, between the Trust and Elkhorn Investments, LLC (the "Adviser"). A copy of a Form of the Agreement is filed herewith.